Exhibit 10.105

AMENDMENT TO

EMISPHERE TECHNOLOGIES, INC.

AMENDED AND RESTATED

13% SENIOR SECURED CONVERTIBLE NOTE

This Amendment (“Amendment”), dated as of March 28, 2014, is entered into by and among Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned note holders (each a “Note Holder” and collectively, the “Note Holders”). Capitalized terms used herein and not defined shall have the meaning set forth in the Notes, as defined below.

WHEREAS, the Company issued an Amended and Restated 13% Senior Secured Convertible Note to each Note Holder on May 7, 2013 (each a “Note” and collectively with the notes issued in payment of interest thereon, the “Notes”);

WHEREAS, pursuant to Section 8(a)(xiii) of the Notes, an Event of Default shall occur on the failure of the Company to achieve the Milestones set forth in Exhibit A hereto;

WHEREAS, due to unforeseen circumstances, it is not commercially practicable for the Company to achieve certain of the Milestones (each, a “Waiver Milestone”) by the dates agreed to in the Notes;

WHEREAS, the Company and the Note Holders desire to avoid the occurrence of an Event of Default resulting from the Company’s failure to achieve a Waiver Milestone, and to adjust accordingly the terms and timing of the Waiver Milestones as set forth in Exhibit B attached hereto.

NOW THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby enter into this Amendment and agree as follows:

1.	Revised Milestones. Each of the undersigned Note Holders agree to replace the Waiver Milestones with the revised Milestones attached hereto as Exhibit B. Except as set forth in Exhibit B, each of the Milestones shall remain in effect as set forth in Exhibit A.

2.	Representations. The Company hereby represents and warrants to the Note Holders that after giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.	Course of Dealings. No course of dealing on the part of the Note Holders, nor any failure or delay in the exercise of any right by the Note Holders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The Note Holders’ failure at any time to require strict performance by the Company of any provision shall not affect any right of the Note Holders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in a signed writing.

4.	Legal Effect. Except as amended by this Agreement, the Notes remain in full force and effect.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute one instrument. One or more counterparts of this Amendment may be delivered via facsimile or other electronic means, with the intention that they shall have the same effect as an original counterpart hereof.

THE COMPANY:	EMISPHERE TECHNOLOGIES, INC.

	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Chief Financial Officer and Corporate Secretary

NOTE HOLDERS:	MHR CAPITAL PARTNERS MASTER ACCOUNT LP By MHR Advisors LLC, its general partner

/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP By MHR Advisors LLC, its general partner

	By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP By MHR Institutional Advisors II LLC, its general partner

	By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP By MHR Institutional Advisors II LLC, its general partner

	By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Exhibit A

Milestone Schedule

The following shall each constitute a “Milestone” for purposes of the Note:

Net Product Sales Milestones:

1.	The Company shall have Net Product Sales during the fiscal year ended December 31, 2014 of at least $5.5 million.*

2.	The Company shall have Net Product Sales during the fiscal year ended December 31, 2015 of at least $17.5 million.

3.	The Company shall have Net Product Sales during the fiscal year ended December 2016 of at least $34.0 million.

Operational Performance Milestones

1.	The Company shall have executed a license or distribution agreement for the sale of Eligen-B12 in at least one (1) Approved Jurisdiction on or prior to December 31, 2013.*

2.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) additional Approved Jurisdictions (for a total of at least three (3) Approved Jurisdictions) on or prior to December 31, 2014.*

3.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) additional Approved Jurisdictions (for a total of at least five (5) Approved Jurisdictions) on or prior to December 31, 2015.*

4.	The Company shall have executed a license or distribution agreement for the sale of Eligen-B12 in one (1) additional Approved Jurisdiction (for a total of at least six (6) Approved Jurisdictions) on or prior to December 31, 2016.*

In the event that the Company does not satisfy one of the Operational Performance Milestones set forth above, the Company shall have a grace period of four (4) months to satisfy such Operational Performance Milestone. The foregoing grace period shall only be available one time and shall not affect the total number of license or distribution agreements that must be executed in subsequent periods. For example, in the event that the Company does not execute any license or distribution agreement for the sale of Eligen-B12 in an Approved Jurisdiction on or prior to December 31, 2013, the Company must execute (a) one license or distribution agreement for the sale of Eligen-B12 in an Approved Jurisdiction by April 30, 2014 and (b) license and distribution agreements in at least three (3) Approved Jurisdictions on or prior to December 31, 2014.

Eligen-B12 Manufacturing Milestone

1.	The Company shall have at least 4.5 million tablets of Eligen-B12 manufactured and available for commercial sale on or prior to April 26, 2014.*

*	Waiver Milestone

“Approved Jurisdiction” means any of the following countries or territories: Argentina, Australia, Brazil, Canada, Chile, China, France, Hong Kong, Germany, India, Israel, Italy, Japan, Mexico, New Zealand, Peru, Singapore, Spain, South Korea, Switzerland, Turkey, United Kingdom or United States and such other countries with comparable economic or strategic profiles as may be agreed by the Company and MHR in writing from time to time.

“Net Product Sales” means Revenues for the applicable fiscal year resulting solely from the sale of the Company’s products that are not combined or proposed to be combined with proprietary technology or products of any other Person. The determination as to whether Net Product Sales for any fiscal year shall have met or exceeded the applicable Milestone shall be made on the date that the Company’s independent registered public accounting firm delivers the audit report to the Board of Directors and stockholders of the Company regarding the financial statements of the Company for such fiscal year.

“Revenues” means the amount ascribed to “Revenues” in the Income Statement.

Exhibit B

Revised Milestones

The following revised Milestones shall replace the corresponding Waiver Milestone set forth in Exhibit A for purposes of the Note; all other Milestones remain unchanged:

Net Product Sales Milestones:

1.	The Company shall have Net Product Sales during the period beginning March 31, 2014 and ending April 1, 2015 of at least $5.5 million.

Operational Performance Milestones

1.	[Deleted.]

2.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) Approved Jurisdictions (for a total of at least two (2) Approved Jurisdictions) on or prior to April 1, 2015.

3.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) additional Approved Jurisdictions (for a total of at least four (4) Approved Jurisdictions) on or prior to December 31, 2015.

4.	The Company shall have executed a license or distribution agreement for the sale of Eligen-B12 in one (1) additional Approved Jurisdiction (for a total of at least five (5) Approved Jurisdictions) on or prior to December 31, 2016.

In the event that the Company does not satisfy one of the Operational Performance Milestones set forth above, the Company shall have a grace period of four (4) months to satisfy such Operational Performance Milestone. The foregoing grace period shall only be available one time and shall not affect the total number of license or distribution agreements that must be executed in subsequent periods. For example, in the event that the Company does not execute license or distribution agreement for the sale of Eligen-B12 in at least two Approved Jurisdictions on or prior to April 1, 2015, the Company must execute (a) license or distribution agreement for the sale of Eligen-B12 in two Approved Jurisdiction by August 1, 2015 and (b) license and distribution agreements in at least four (4) Approved Jurisdictions on or prior to December 31, 2015.

Eligen-B12 Manufacturing Milestone

1.	The Company shall have at least 4.5 million tablets of Eligen-B12 manufactured and available for commercial sale on or prior to December 31, 2014.